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                                                                  EXHIBIT 12(a)

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                     YEAR ENDED DECEMBER 31,
                                                                     ------------------------------------------------------
                                                                       2002       2001       2000        1999        1998
                                                                     --------   --------   --------    --------    --------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                       $260,976   $158,260   $ 96,152    $ 76,613    $ 59,839
  Plus:
     Fixed Charges (excluding capitalized interest)                   265,657    274,052    285,275     163,269     115,894
                                                                     --------   --------   --------    --------    --------

TOTAL EARNINGS                                                       $526,633   $432,312   $381,427    $239,882    $175,733
                                                                     ========   ========   ========    ========    ========

FIXED CHARGES:
     Interest expensed and capitalized                               $261,827   $274,851   $283,849    $160,712    $114,396
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                1,351      1,717      1,921       2,286         544
     An estimate of the interest component within rental expense        2,479      2,384      2,034       1,474       1,080
                                                                     --------   --------   --------    --------    --------

TOTAL FIXED CHARGES                                                  $265,657   $278,952   $287,804    $164,472    $116,020
                                                                     ========   ========   ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES                                       1.98       1.55       1.33        1.46        1.51
                                                                     ========   ========   ========    ========    ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                       $260,976   $158,260   $ 96,152    $ 76,613    $ 59,839
  Plus:
     Fixed Charges (excluding capitalized interest)                   192,888    203,653    223,273     127,485      98,456
                                                                     --------   --------   --------    --------    --------

TOTAL EARNINGS                                                       $453,864   $361,913   $319,425    $204,098    $158,295
                                                                     ========   ========   ========    ========    ========

FIXED CHARGES:
     Interest expensed and capitalized                               $189,058   $204,452   $221,847    $124,928    $ 96,916
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                1,351      1,717      1,921       2,286         544
     An estimate of the interest component within rental expense        2,479      2,384      2,034       1,474       1,080
                                                                     --------   --------   --------    --------    --------

TOTAL FIXED CHARGES                                                  $192,888   $208,553   $225,802    $128,688    $ 98,540
                                                                     ========   ========   ========    ========    ========

RATIO OF EARNINGS TO FIXED CHARGES                                       2.35       1.74       1.41        1.59        1.61
                                                                     ========   ========   ========    ========    ========